                                                        EXHIBIT 24.1

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CERTARA, INC.

Date: February 26, 2026	By:	/s/ JON RESNICK
	Name:	Jon Resnick
	Title:	Chief Executive Officer (Principal Executive Officer)

Date: February 26, 2026	By:	/s/ JOHN E. GALLAGHER III
	Name:	John E. Gallagher III
	Title:	Senior Vice President Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jon Resnick, John E. Gallagher III and Daniel Corcoran and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JON RESNICK	Chief Executive Officer and Director	February 26, 2026
Jon Resnick	(Principal Executive Officer)

/s/ JOHN E. GALLAGHER III	Senior Vice President and	February 26, 2026

John E. Gallagher III	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES CASHMAN III	Chairman	February 26, 2026
James E. Cashman III

/s/ ARJUN BEDI	Director	February 26, 2026
Arjun Bedi

/s/ ERAN BROSHY	Director	February 26, 2026
Eran Broshy

/s/ CYNTHIA COLLINS	Director	February 26, 2026
Cynthia Collins

/s/ ROSEMARY CRANE	Director	February 26, 2026
Rose Crane

/s/ NANCY KILLEFER	Director	February 26, 2026
Nancy Killefer

/s/ STEPHEN MCLEAN	Director	February 26, 2026
Stephen McLean

s/ JOHN REYNDERS	Director	February 26, 2026
JOHN REYNDERS

/s/ DAVID SPAIGHT	Director	February 26, 2026
David Spaight

/s/ MATTHEW WALSH	Director	February 26, 2026
Matthew Walsh